Exhibit 10.6

Secured Notes Modification Agreement

AGREEMENT by and between Protalex, Inc., a Delaware corporation (the “Company”) and Niobe Ventures, LLC, a Delaware limited liability company (“Niobe”).

WHEREAS, Niobe is the holder of the thirteen Secured Promissory Notes listed on the attached Schedule A (hereinafter referred to individually as the “Outstanding Note”) made by the Company in the aggregate principal amount of $5,030,000, each with a Maturity Date (as defined in the Outstanding Note) of September 1, 2016; and

WHEREAS, the parties desire to extend the respective Maturity Date of each Outstanding Note to September 1, 2017;

NOW THEREFORE, the parties hereby agree as follows:

1.    The respective Maturity Date of each Outstanding Note is hereby extended to September 1, 2017.

2.    Except as otherwise modified hereby, all other terms and provisions of each Outstanding Note shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Secured Notes Modification Agreement as of the date indicated below.

Dated: August 31, 2016

PROTALEX, INC.

By:	/s/ Kirk M. Warshaw
Kirk M. Warshaw, Chief Financial Officer

NIOBE VENTURES, LLC

By:	/s/ Arnold P. Kling
Arnold P. Kling, Manager

Schedule A

Outstanding Notes with September 1, 2016 Maturity Dates

Outstanding Notes – Issuance Dates	Principal
11/4/2014	$300,000
11/26/2014	$430,000
1/9/2015	$645,000
2/4/2015	$545,000
3/9/2015	$395,000
4/1/2015	$300,000
5/1/2015	$345,000
5/29/2015	$345,000
7/1/2015	$345,000
7/31/2015	$345,000
8/31/2015	$345,000
10/6/2015	$345,000
11/10/2015	$345,000
Total	$5,030,000